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                                                                      EXHIBIT 21


                   THE WALT DISNEY COMPANY AND SUBSIDIARIES



Name of subsidiary                         State of Incorporation
------------------                         ----------------------

ABC, Inc.                                  New York

ABC Holding Company Inc.                   Delaware

American Broadcasting Companies, Inc.      Delaware

Buena Vista Home Video, Inc.               California

Buena Vista International, Inc.            California

Buena Vista Television                     California

Disney Enterprises, Inc.                   Delaware

Lake Buena Vista Communities, Inc.         Delaware

Miramax Film Corp.                         New York

The Disney Channel                         California

The Disney Store, Inc.                     California

Walt Disney Pictures and Television        California

Walt Disney World Co.                      Delaware

WCO Parent Corporation                     Delaware